                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                             DW GLOBAL SHORT TERM
                         30 day Yield as of 10/31/96




                                   6
     YIELD = 2{ [ ((a-b)/c * d) + 1] -1}



     WHERE:     a = Dividends and interest earned during the period

                b = Expenses accrued for the period

                c = The average daily number of shares outstanding
                    during the period that were entitled to receive dividends

                d = The maximum offering price per share on the last
                    day of the period


                                                                    6
     YIELD = 2{ [(( 475561.31-136411.65)/8787128.68*9.395080)+1] -1}

          =    4.980661

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          GLOBAL SHORT TERM INCOME FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)
                     _                              _
                    |        ______________________  |
FORMULA:            |       |                        |
                    |  /\ n |         ERV            |
               T  = |    \  |    -------------       |  - 1
                    |     \ |          P             |
                    |      \|                        |
                    |_                              _|

          T = AVERAGE ANNUAL TOTAL RETURN
          n = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
          P = INITIAL INVESTMENT

                                                                  (A)
  $1,000        ERV AS OF      AGGREGATE      NUMBER OF     AVERAGE ANNUAL
INVESTED - P    31-Oct-96    TOTAL RETURN     YEARS - n    TOTAL RETURN - T
------------    ---------    ------------     ---------    ----------------
 31-Oct-95      $1,096.60        9.66%          1.00             9.66%

 31-Oct-91      $1,333.90       33.39%          5.00             5.93%

 01-Nov-90      $1,433.90       43.39%          6.00             6.19%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                     _                              _
                    |        ___________________     |
FORMULA:            |       |                        |
                    |  /\ n |         EV             |
               t =  |    \  |    -------------       |  - 1
                    |     \ |         P              |
                    |      \|                        |
                    |_                              _|



                        EV
               TR = ----------    - 1
                        P



     t  = AVERAGE ANNUAL TOTAL RETURN
          (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
     EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
     P  = INITIAL INVESTMENT
     TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)



                                  (C)                             (B)
  $1,000        EV AS OF         TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P    31-Oct-96     RETURN -TR      YEARS - n      TOTAL RETURN
------------    ---------     ----------      ---------     --------------
 31-Oct-95      $1,126.60       12.66%          1.00            12.66%

 31-Oct-91      $1,333.90       33.39%          5.00             5.93%

 01-Nov-90      $1,433.90       43.39%          5.999            6.19%

(D)  GROWTH OF $10,000
(E)  GROWTH OF $50,000
(F)  GROWTH OF $100,000

FORMULA:  G = (TR+1)*P
          G = GROWTH OF INITIAL INVESTMENT
          P = INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION

                                   (D)                      (E)                      (F)
               TOTAL          GROWTH OF                GROWTH OF                 GROWTH OF
INVESTED - P   RETURN - TR    $10,000 INVESTMENT -G    $50,000 INVESTMENT -G     $100,000 INVESTMENT -G
------------   -----------    ---------------------    ---------------------     ----------------------
01-Nov-90         43.39              $14,339                  $71,695                   $143,390